EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 11, 2004 accompanying the consolidated financial statements included in the Annual Report of Community Capital Bancshares, Inc. on Form 10-KSB for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of Community Capital Bancshares, Inc. on Form S-8, effective July 29, 2002 (file no. 333-97287) and on Form S-8, effective May 28, 2003 (file no. 333-105602).


                                        /s/ MAULDIN & JENKINS, LLC




Atlanta, Georgia
March 29, 2004



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